UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 9, 2009

Atlantic Broadband Finance, LLC

(Exact Name of Registrant As Specified In Charter)

Delaware	333-115504	20-0226936
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Batterymarch Park, Suite 405

Quincy, MA 02169

(Address of Principal Executive Offices, including Zip Code)

(617) 786-8800

(Registrant’s telephone number, including area code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On June 8, 2009. Atlantic Broadband Finance, LLC (the “Company”) entered into Amendment No. 1 to the Amended and Restated Credit Agreement dated as of June 8, 2009 among the parties listed therein (the “Amendment”), amending the Company’s Amended and Restated Credit Agreement dated as of March 7, 2007.

Pursuant to the Amendment, certain term loan lenders consented to the extension of the maturity date of term loans having an aggregate principal amount of $325.0 million from September 2011 to June 2013 (the “Extended Term Loans”). Quarterly principal payments of 1.0% per annum will continue to be payable with respect to the Extended Term Loans until the extended maturity date. The LIBOR margin applicable to the Extended Term Loans was increased to 4.75%, with a “LIBOR floor” of 2.0%. The maturity date and interest margins applicable to the term loans held by non-consenting lenders, which total $118.8 million in the aggregate as of March 31, 2009, were not modified by the Amendment and remain unchanged.

In addition, pursuant to the Amendment, certain revolving credit lenders consented to the extension of the maturity of $40.0 million of revolving credit commitments from March 1, 2010 to March 1, 2012 (the “Extended Revolving Commitments”). The LIBOR margin applicable to revolving credit loans made pursuant to Extended Revolving Commitments was increased to 4.75%, with a “LIBOR floor” of 2.0%. The commitment fee payable with respect to undrawn Extended Revolving Commitments was increased to 1.0%. The maturity date, interest margins and commitment fee with respect to the revolving credit commitments held by non-consenting lenders were not modified by the Amendment and remain unchanged.

The foregoing description does not purport to be complete and is qualified in its entirety by reference to the Amendment, a copy of which is filed as Exhibit 10.1e hereto and is incorporated herein by reference.

Item 9.01. Financial Statement and Exhibits.

EXHIBIT NUMBER	EXHIBIT

10.1e	Amendment No. 1 dated as of June 8, 2009, to the Amended and Restated Credit Agreement dated as of March 7, 2007, among Atlantic Broadband Finance, LLC, Atlantic Broadband Holdings I, LLC, the Subsidiary Guarantors party thereto, the several lenders from time to time party thereto, Société Générale, as Administrative Agent and the other Agents party thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Atlantic Broadband Finance, LLC (Registrant)

Date: June 9, 2009	/s/ Patrick Bratton
Patrick Bratton Vice President and Chief Financial Officer

EXHIBIT INDEX

EXHIBIT NUMBER	EXHIBIT

10.1e	Amendment No. 1 dated as of June 8, 2009, to the Amended and Restated Credit Agreement dated as of March 7, 2007, among Atlantic Broadband Finance, LLC, Atlantic Broadband Holdings I, LLC, the Subsidiary Guarantors party thereto, the several lenders from time to time party thereto, Société Générale, as Administrative Agent and the other Agents party thereto.

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